Exhibit 99.1

Callaway Golf Company Announces Record Financial Results For Third Quarter 2021 And Increases Full Year 2021 Guidance

High-Demand for Golf Equipment and Apparel Continues

Topgolf Revenue Driven by Strong Walk-in Traffic and Social Events Business

- Q3 2021 consolidated net revenue increased $381 million (+80%) to $856 million

- Q3 2021 GAAP net loss of $(16) million and non-GAAP net income of $26 million

- Q3 2021 Adjusted EBITDA increased $51 million (+57%) to $139 million

- Increased full year 2021 revenue guidance to $3,110 to $3,120 million and Adjusted EBITDA guidance to $424 to $430 million as golf equipment and apparel revenue and Topgolf venue profitability continue to outperform prior expectations

CARLSBAD, Calif., Nov. 9, 2021 /PRNewswire/ -- Callaway Golf Company (the "Company" or "Callaway") (NYSE: ELY) announced today its financial results for the third quarter and nine months ended September 30, 2021.

"Callaway's third quarter performance highlights the significant growth and profitability embedded in our business, as all segments have recovered more quickly than we anticipated and are delivering results ahead of plan," commented Chip Brewer, President and Chief Executive Officer of Callaway. "Our golf equipment and apparel businesses are benefiting from sustained enthusiasm for the sport of golf and outdoor exploration, while Topgolf's fun, inclusive, social environment is in high demand among customers of all skill levels and ages. This powerful combination of off-course and on-course golf, entertainment, dining and outdoor living is unlike any other company in the market today and is poised for long-term growth as we continue to execute our strategy. We are committed to driving value for our shareholders and believe our brands are well-positioned to deliver sustainable, long-term growth as we look ahead to 2022 and beyond."

GAAP AND NON-GAAP RESULTS

In addition to the Company's results prepared in accordance with GAAP, the Company provided information on a non-GAAP basis. The manner in which this non-GAAP information is derived is discussed further toward the end of this release, and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

SUMMARY OF FINANCIAL RESULTS

The Company announced the following GAAP and non-GAAP financial results for the third quarter and nine months ended September 30, 2021 (in millions, except EPS):

GAAP RESULTS
	Q3 2021	Q3 2020	Change	YTD 2021	YTD 2020	Change
Net Revenue	$856	$476	$381	$2,422	$1,215	$1,207
Income from Operations	$76	$64	$12	$259	$(73)	$332
Other Income/(Expense), net	$(26)	$(6)	$(20)	$187	$(7)	$194
Income (Loss) before Income Taxes	$50	$58	$(8)	$446	$(80)	$526
Net Income (Loss)	$(16)	$52	$(68)	$348	$(86)	$434
Earnings (Loss) Per Share - diluted	$(0.09)	$0.54	$(0.63)	$2.03	$(0.92)	$2.95

NON-GAAP RESULTS
	Q3 2021	Q3 2020	Change	YTD 2021	YTD 2020	Change
Net Revenue	$856	$476	$381	$2,422	$1,215	$1,207
Income from Operations	$85	$70	$15	$299	$117	$182
Other Income/(Expense), net	$(22)	$(3)	$(19)	$(54)	$(3)	$(51)
Income before income taxes	$63	$67	$(4)	$245	$114	$131
Net Income	$26	$59	$(33)	$173	$95	$78
Earnings Per Share - diluted	$0.14	$0.61	$(0.47)	$1.01	$0.99	$0.02
Adjusted EBITDA	$139	$88	$51	$431	$177	$254

Third Quarter 2021 Financial Highlights

  Net revenue increase was driven by Topgolf same venue sales, which were in line with third quarter 2019 pre-pandemic levels, and higher-than-expected strength across both the Golf Equipment and Apparel, Gear and Other segments, as demand remained high for golf and outdoor activities.
  Non-GAAP income from operations increased $15 million year-over-year, led by the addition of $24 million in operating income from the Topgolf business and a $9 million increase in operating income from the Apparel, Gear and Other business, but partially offset by lower golf equipment operating income as spending levels returned to normal levels versus the lower levels seen in 2020.
  Non-GAAP other income/(expense), net decreased $(19) million to $(22) million, primarily due to a $16 million increase in interest expense related to the addition of Topgolf as well as lower hedge gains versus the prior year period.
  Non-GAAP earnings per diluted share was $0.14 in the third quarter of 2021, compared to $0.61 per share in the third quarter of 2020. Fully diluted shares were 194 million shares of common stock in the third quarter of 2021, an increase of 97 million shares compared to 97 million shares in the third quarter of 2020. The increased share count is primarily related to the issuance of additional shares in connection with the Topgolf merger.
  The Adjusted EBITDA increase of $51 million was driven by a $59 million contribution from the Topgolf business, and was partially offset by increased operating expenditures and the legacy business spending levels returned to normal levels.
  Subsequent to quarter-end, on November 1, 2021, Callaway announced a $30 million minority investment in Five Iron Golf, an emerging, privately-owned, urban indoor golf and entertainment company offering simulator rentals, golf lessons, custom club fittings, social events and a curated food and beverage menu.

SEGMENT RESULTS

The following is a reconciliation of income before income taxes to total segment operating income (in millions) for the third quarter and nine months of 2021 and 2020:

	Q3 2021	Q3 2020	Change	YTD 2021	YTD 2020	Change
Total segment operating income	$104	83	$21	$352	$155	$197
Reconciling items*	$(28)	$(19)	$(9)	$(92)	$(54)	$(38)
Goodwill and Trademark Impairment	$—	$—	$—	$—	$(174)	$174
Income from Operations	$76	$64	$12	$259	$(73)	$332
Gain on Topgolf Investment	$—	$—	$—	$253	$—	$253
Interest Expense	$(29)	$(13)	$(16)	$(75)	$(34)	$(41)
Other Income	$3	$7	$(4)	$9	$27	$(18)
Income before income taxes	$50	$58	$(8)	$446	$(80)	$526
*Reconciling items exclude corporate overhead and certain non-recurring and non-cash items as described in the schedules to this release.

Third Quarter 2021 Segment Highlights

  Topgolf
    Contributed $334 million of revenue and $24 million of segment operating income in the third quarter of 2021, driven primarily by strong domestic venue walk-in traffic, better-than-expected event bookings, and new incremental venue openings
    Same venue sales surpassed expectations in the quarter, increasing to approximately 100% of the 2019 level and generating strong flow-through to Adjusted EBITDA
    Opened eight new domestic locations in the first nine months of 2021, including two locations opened during the third quarter of 2021; one additional planned location expected to open in the fourth quarter of 2021
  Golf equipment
    Revenue increased 8.4% year-over-year and 37.6% compared to third quarter 2019 pre-pandemic levels, driven by the continued strong demand for golf products and participation in the game and improved supply chain performance
    Golf club sales increased 9.5% year-over-year and 36.5% compared to third quarter 2019 pre-pandemic levels, amid significant growth in sales volume across all major product categories resulting from continued unprecedented momentum in the golf business and the success of the new EPIC woods and APEX irons, which outweighed supply chain disruptions
    Golf ball sales increased 4.1% during the quarter and 41.8% compared to third quarter 2019 pre-pandemic levels, as demand and market share increased
    Golf Equipment segment operating income decreased 19.3% due to higher freight costs and a return to more normal levels of spend
  Apparel, Gear and Other
    Revenue increased 11.9% year-over-year, driven by a 19.6% increase in apparel sales across TravisMathew, Jack Wolfskin and Callaway brands, despite global supply chain headwinds
    Operating income for the Apparel, Gear and Other segment increased $9 million year-over-year to $35 million in the third quarter of 2021

The table below provides the breakout of segment revenues and segment operating income for the third quarter and nine months ended September 30, 2021:

Segment Net Revenue	Q3 2021	Q3 2020	Change	YTD 2021	YTD 2020	Change
Topgolf	$334	$—	$334	$752	$—	$752
Golf Equipment	$290	$267	$23	$1,068	$769	$299
Apparel, Gear and Other	$233	$208	$25	$602	$446	$156
Total Segment Net Revenue	$856	$476	$381	$2,422	$1,215	$1,207

Total Segment Operating Income	Q3 2021	Q3 2020	Change	YTD 2021	YTD 2020	Change
Topgolf	$24	$—	$24	$52	$—	$52
% of segment revenue	7.2%	—	—	6.9%	—	—
Golf Equipment	$46	$57	$(11)	$229	$145	$84
% of segment revenue	15.9%	21.3%	(540) bps	21.4%	18.9%	250 bps
Apparel, Gear and Other	$35	$26	$9	$71	$10	$61
% of segment revenue	15.0%	12.5%	250 bps	11.8%	2.2%	960 bps
Total segment operating income	$104	$83	$21	$352	$155	$197
% of segment revenue	12.1%	17.4%	(530) bps	14.5%	12.8%	170 bps

BUSINESS OUTLOOK

The full year 2021 projections set forth below are based on the Company's best estimates at this time. They include the estimated impact of certain factors, including (1) ongoing impact of COVID-19 on the supply chain, (2) changes in foreign currency effects, which are estimated to have a positive full year impact of $33 million on net sales, and (3) increased freight costs. In addition, due to the timing of the Topgolf acquisition on March 8, 2021, Callaway's reported full year financial results will only include approximately ten months of Topgolf results in 2021 and therefore will not include January and February results which were in the aggregate $142.9 million in revenue and $2.3 million in Adjusted EBITDA.

FULL YEAR 2021
(in millions)	Current 2021 Estimate	Previous 2021 Estimate	2020 Results	2019 Results
Net Revenue	$3,110 - $3,120	$3,065 - $3,095	$1,590	$1,701
Adjusted EBITDA	$424 - $430	$370 - $390	$163	$210

Net Revenue: Full year 2021 net revenue estimate assumes Topgolf segment revenue for the 10 months beginning March 8, 2021 slightly above 2019 full year levels of $1,059 million, as well as continued positive demand fundamentals for Callaway's Golf Equipment and Apparel, Gear and Other segments, as well as improved supply in Golf Equipment in the fourth quarter.

Adjusted EBITDA: Full year 2021 Adjusted EBITDA estimate assumes the Topgolf segment will deliver approximately $158 million in Adjusted EBITDA for the ten months beginning March 8, 2021, amid strong revenue flow-through.

ADDITIONAL INFORMATION AND DISCLOSURES

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. Pacific time today, November 9, 2021, to discuss the Company's financial results, outlook and business. The call will be broadcast live over the Internet and can be accessed at http://ir.callawaygolf.com/. A replay of the conference call will be available approximately two hours after the call ends, and will remain available through 9:00 p.m. Pacific time on November 16, 2021. The replay may be accessed through the Internet at http://ir.callawaygolf.com/.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's financial results or projected financial results on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization of intangibles and other assets related to the Company's acquisitions, non-recurring transaction and transition costs related to acquisitions, severance costs related to the Company's cost-reduction initiatives, and other non-recurring costs, including costs related to the merger and integration with Topgolf, transition to the Company's new North American Distribution Center, implementation of new IT systems, the cumulative $39 million non-cash valuation allowance recorded against certain of the Company's deferred tax assets as a result of the Topgolf merger, the $253 million non-cash gain as the result of the Company's prior equity position in Topgolf, the $174 million non-cash impairment charge related to the Jack Wolfskin goodwill and trade name, as well as non-cash amortization of the debt discount related to the Company's convertible notes.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business with regard to these items. The Company has provided reconciling information in the attached schedules.

Definitions

Same venue sales. Callaway defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company's and Topgolf's full year 2021 guidance (including revenue and Adjusted EBITDA), continued impact of the COVID-19 pandemic on the Company's business and the Company's ability to improve and recover from such impact, impact of any measures taken to mitigate the effect of the pandemic, strength and demand of the Company's products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, increases in shareholder value, post-pandemic consumer trends and behavior, future industry and market conditions, the benefits of the Topgolf merger, including the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the Company, Topgolf or the combined company, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "estimate," "could," "should," "intend," "may," "plan," "seek," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including disruptions to business operations from additional regulatory restrictions in response to the COVID-19 pandemic (such as travel restrictions, government-mandated shut-down orders or quarantines) or voluntary "social distancing" that affects employees, customers and suppliers; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions, particularly the uncertainty related to the duration and ongoing impact of the COVID-19 pandemic, and related decreases in customer demand/spending and ongoing increases in operating and freight costs; global supply chain constraints and challenges; the Company's level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company's business; consumer acceptance of and demand for the Company's and its subsidiaries' products and services; cost of living and inflationary pressures; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19 and its variants, on the economy generally, on the level of demand for the Company's and its subsidiaries' products and services or on the Company's ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company's products or in manufacturing the Company's products; and a decrease in participation levels in golf generally, during or as a result of the COVID-19 pandemic. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf Company

Callaway Golf Company (NYSE: ELY) is an unrivaled tech-enabled golf company delivering leading golf equipment, apparel and entertainment, with a portfolio of global brands including Callaway Golf, Topgolf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories, and provides world-class golf entertainment experiences through Topgolf, its wholly-owned subsidiary. For more information please visit www.callawaygolf.com, www.topgolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Investor Contacts

Brian Lynch
Lauren Scott
(760) 931-1771
invrelations@callawaygolf.com

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2021	December 31, 2020
ASSETS

Current assets:
Cash and cash equivalents	$508,177	$366,119
Restricted Cash	1,754	—
Accounts receivable, net	255,223	138,482
Inventories	385,311	352,544
Other current assets	188,946	55,482
Total current assets	1,339,411	912,627

Property, plant and equipment, net	1,330,326	146,495
Operating lease right-of-use assets, net	1,066,124	194,776
Intangible assets, net	3,562,222	540,997
Other assets	99,296	185,705
Total assets	$7,397,379	$1,980,600

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$453,638	$276,209
Accrued employee compensation and benefits	115,946	30,937
Asset-based credit facilities	30,108	22,130
Current operating lease liabilities	55,507	29,579
Construction advances	54,264	—
Deferred revenue	84,359	2,546
Other current liabilities	46,333	29,871
Total current liabilities	840,155	391,272

Long-term debt	1,049,019	650,564
Long-term operating leases	1,181,443	177,996
Deemed landlord financing	312,027	—
Deferred tax liability	241,205	58,628
Long-term liabilities	51,604	26,496
Total Callaway Golf Company shareholders' equity	3,721,926	675,644
Total liabilities and shareholders' equity	$7,397,379	$1,980,600

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,
	2021	2020
Net revenues:
Products	$527,064	$475,559
Services	329,397	—
Total net revenues	856,461	475,559

Costs and expenses:
Cost of products	288,364	274,826
Cost of services, excluding depreciation and amortization	40,070	—
Other venue expenses	215,841	—
Selling, general and administrative expense	217,736	127,085
Research and development expense	15,753	10,139
Venue pre-opening costs	2,687	—
Total costs and expenses	780,451	412,050

Income from operations	76,010	63,509
Other expense, net	(25,772)	(5,717)
Income before income taxes	50,238	57,792
Income tax provision	66,229	5,360
Net income (loss)	$(15,991)	$52,432

Earnings (loss) per common share:
Basic	$(0.09)	$0.56
Diluted	$(0.09)	$0.54
Weighted-average common shares outstanding:
Basic	185,963	94,171
Diluted	185,963	96,612

	Nine Months Ended September 30,
	2021	2020
Net revenues:
Products	$1,678,432	$1,214,831
Services	743,291	—
Total net revenues	2,421,723	1,214,831

Costs and expenses:
Cost of products	914,002	696,369
Cost of services, excluding depreciation and amortization	93,841	—
Other venue expenses	483,617	—
Selling, general and administrative expense	612,740	384,054
Research and development expense	48,769	33,399
Goodwill and tradename impairment	—	174,269
Venue pre-opening costs	9,376	—
Total costs and expenses	2,162,345	1,288,091

Income (loss) from operations	259,378	(73,260)
Gain on Topgolf investment	252,531	—
Other expense, net	(65,576)	(6,518)
Income (loss) before income taxes	446,333	(79,778)
Income tax provision	98,119	6,580
Net income (loss)	$348,214	$(86,358)

Earnings (loss) per common share:
Basic	$2.13	$(0.92)
Diluted	$2.03	$(0.92)
Weighted-average common shares outstanding:
Basic	163,141	94,207
Diluted	171,194	94,207
_________________________________

On March 8, 2021, the Company completed its merger with Topgolf International, Inc. ("Topgolf") and has included the results of operations for Topgolf in its consolidated condensed statements of operations from that date forward. Additionally, the Company has modified the presentation of its consolidated condensed statements of operations for the three and nine months ended September 30, 2021 and 2020 to provide investors with additional information to assess the performance of the combined entity.

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$348,214	$(86,358)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,919	28,668
Lease amortization expense	45,996	24,293
Amortization of debt issuance costs	4,042	3,024
Debt discount amortization	10,255	3,857
Impairment loss	—	174,269
Deferred taxes, net	86,982	(117)
Non-cash share-based compensation	27,113	8,066
Loss on disposal of long-lived assets	194	297
Gain on Topgolf investment	(252,531)	—
Gain on conversion of note receivable	—	(1,252)
Unrealized net gains on hedging instruments and foreign currency	(2,659)	(8,899)
Acquisition costs	(16,199)	—
Changes in assets and liabilities	(112,522)	(23,297)
Net cash provided by operating activities	246,804	122,551

Cash flows from investing activities:
Cash acquired in merger	171,294	—
Capital expenditures	(198,896)	(30,911)
Investment in golf-related ventures	—	(19,999)
Proceeds from sale of investment in golf-related ventures	18,591	—
Proceeds from sale of property and equipment	—	8
Net cash used in investing activities	(9,011)	(50,902)

Cash flows from financing activities:
Repayments of long-term debt	(160,860)	(8,203)
Proceeds from issuance of long-term debt	20,000	37,728
Proceeds from (repayments of) credit facilities, net	7,978	(114,345)
Proceeds from issuance of convertible notes	—	258,750
Premium paid for capped call confirmations	—	(31,775)
Debt issuance cost	(5,441)	(9,143)
Payment on contingent earn-out obligation	(3,577)	—
Repayments of financing leases	(465)	(530)
Proceeds from lease financing	49,508	—
Exercise of stock options	19,520	130
Dividends paid	(3)	(1,891)
Acquisition of treasury stock	(12,938)	(22,143)
Net cash (used in) provided by financing activities	(86,278)	108,578
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,775)	(237)
Net increase in cash, cash equivalents and restricted cash	147,740	179,990
Cash, cash equivalents and restricted cash at beginning of period	366,119	106,666
Cash, cash equivalents and restricted cash at end of period	$513,859	$286,656

CALLAWAY GOLF COMPANY
Consolidated Net Sales and Operating Segment Information
(Unaudited)
(In thousands)

	Net Revenues by Product Category(2)
	Three Months Ended September 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
Venues	$313,640	$—	$313,640	n/a	n/a
Topgolf other business lines	20,143	—	20,143	n/a	n/a
Golf clubs	229,346	209,356	19,990	9.5%	9.1%
Golf balls	60,269	57,921	2,348	4.1%	3.4%
Apparel	150,240	125,609	24,631	19.6%	18.5%
Gear and other	82,823	82,673	150	0.2%	-0.1%
Total net revenues	$856,461	$475,559	$380,902	80.1%	79.2%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.
(2) On March 8, 2021, the Company completed its merger with Topgolf. Accordingly, the Company's revenue categories for 2021 were expanded to include Topgolf's revenue categories.

	Net Revenues by Region
	Three Months Ended September 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
United States	$552,895	$214,619	$338,276	157.6%	157.6%
Europe	157,215	134,680	22,535	16.7%	14.2%
Japan	63,441	56,530	6,911	12.2%	16.5%
Rest of world	82,910	69,730	13,180	18.9%	14.5%
Total net revenues	$856,461	$475,559	$380,902	80.1%	79.2%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.

	Operating Segment Information
	Three Months Ended September 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
Topgolf	$333,783	$—	$333,783	n/a	n/a
Golf equipment	289,615	267,277	22,338	8.4%	7.9%
Apparel, gear and other	233,063	208,282	24,781	11.9%	11.1%
Total net revenues	$856,461	$475,559	$380,902	80.1%	79.2%

Segment operating income (loss):
Topgolf	$23,928	$—	$23,928	n/a
Golf equipment	45,815	56,784	(10,969)	-19.3%
Apparel, gear and other	34,634	25,909	8,725	33.7%
Total segment operating income	104,377	82,693	21,684	26.2%
Corporate G&A and other(2)	(28,367)	(19,184)	(9,183)	47.9%
Total operating income	76,010	63,509	12,501	19.7%
Interest expense, net	(28,730)	(12,727)	(16,003)	125.7%
Other income, net	2,958	7,010	(4,052)	-57.8%
Total income before income taxes	$50,238	$57,792	$(7,554)	-13.1%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.

(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, including non-cash amortization expense for intangible assets acquired in connection with the Jack Wolfskin, TravisMathew and OGIO acquisitions. In addition, the amount for 2021 includes (i) $1.4 million of transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021; (ii) $5.4 million of non-cash amortization expense for intangible assets acquired in connection with the merger with Topgolf, combined with depreciation expense from the fair value step-up of Topgolf property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases; and (iii) $0.5 million of costs related to the implementation of new IT systems for Jack Wolfskin. The amount for the third quarter of 2020 includes (i) $2.3 million of non-recurring costs associated with the Company's transition to the new North America Distribution Center; (ii) $1.5 million of professional and legal fees associated with the acquisition of Topgolf; (iii) $0.5 million of costs related to the implementation of new IT systems for Jack Wolfskin;  and (iv) $0.7 million of cost reductions initiatives, including severance charges associated with workforce reductions due to the COVID-19 pandemic.

CALLAWAY GOLF COMPANY
Consolidated Net Sales and Operating Segment Information
(Unaudited)
(In thousands)

	Net Revenues by Product Category(2)
	Nine Months Ended September 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
Venues	$702,234	$—	$702,234	n/a	n/a
Topgolf other business lines	49,639	—	49,639	n/a	n/a
Golf clubs	865,671	616,620	249,051	40.4%	37.7%
Golf balls	202,085	152,261	49,824	32.7%	30.2%
Apparel	336,942	239,201	97,741	40.9%	37.4%
Gear and other	265,152	206,749	58,403	28.2%	25.1%
Total net revenues	$2,421,723	$1,214,831	$1,206,892	99.3%	96.1%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.
(2) On March 8, 2021, the Company completed its merger with Topgolf. Accordingly, the Company's revenue categories for 2021 were expanded to include Topgolf's revenue categories.

	Net Revenues by Region
	Nine Months Ended September 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
United States	$1,583,874	$603,836	$980,038	162.3%	162.3%
Europe	386,559	281,473	105,086	37.3%	29.0%
Japan	197,188	158,517	38,671	24.4%	25.5%
Rest of world	254,102	171,005	83,097	48.6%	38.6%
Total net revenues	$2,421,723	$1,214,831	$1,206,892	99.3%	96.1%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.

	Operating Segment Information
	Nine Months Ended September 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
Topgolf	$751,873	$—	$751,873	n/a	n/a
Golf equipment	1,067,756	768,881	298,875	38.9%	36.2%
Apparel, gear and other	602,094	445,950	156,144	35.0%	31.7%
Total net revenues	$2,421,723	$1,214,831	$1,206,892	99.3%	96.1%

Segment operating income (loss):
Topgolf	$52,086	$—	$52,086	n/a
Golf equipment	228,825	144,585	84,240	58.3%
Apparel, gear and other	70,792	10,399	60,393	580.8%
Total segment operating income	351,703	154,984	196,719	126.9%
Corporate G&A and other(2)	(92,325)	(53,975)	(38,350)	71.1%
Goodwill and tradename impairment(3)	—	(174,269)	174,269	-100.0%
Total operating income (loss)	259,378	(73,260)	332,638	454.1%
Gain on Topgolf investment(4)	252,531	—	252,531	n/a
Interest expense, net	(75,063)	(34,005)	(41,058)	120.7%
Other income, net	9,487	27,487	(18,000)	-65.5%
Total income (loss) before income taxes	$446,333	$(79,778)	$526,111	659.5%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.

(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, including non-cash amortization expense for intangible assets acquired in connection with the Jack Wolfskin, TravisMathew and OGIO acquisitions. In addition, the amount for 2021 includes (i) $20.1 million of transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021, (ii) $13.9 million of non-cash amortization expense for intangible assets acquired in connection with the merger with Topgolf, combined with depreciation expense from the fair value step-up of Topgolf  property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases, and (iii) $2.0 million of costs related to the implementation of new IT systems for Jack Wolfskin. The amount for 2020 also includes certain non-recurring costs, including (i) $5.3 million of costs associated with the Company's transition to its new North America Distribution Center; (ii) $1.5m of professional fees and legal expenses associated with the acquisition of Topgolf; (iii) $0.9 million related to the implementation of new IT systems for Jack Wolfskin, and (iv) $4.8 million related to cost-reduction initiatives, including severance charges associated with workforce reductions due to the COVID-19 pandemic.

(3) Represents an impairment charge related to Jack Wolfskin recognized in the second quarter of 2020.
(4) Amount represents a gain recorded to write-up the Company's former investment in Topgolf to its fair value in connection with the merger.

CALLAWAY GOLF COMPANY
Consolidated Net Sales and Operating Segment Information
(Unaudited)
(In thousands)

	Operating Segment Information
	Three Months Ended September 30,		Growth		Nine Months Ended September 30,		Growth
	2021	2019	Dollars	Percent	2021	2019	Dollars	Percent
Net revenues:
Topgolf	$333,783	$—	$333,783	n/a	$751,873	$—	$751,873	n/a
Golf equipment	289,615	210,502	79,113	37.6%	1,067,756	826,474	241,282	29.2%
Apparel, gear and other	233,063	215,715	17,348	8.0%	602,094	562,648	39,446	7.0%
Total net revenues	$856,461	$426,217	$430,244	100.9%	$2,421,723	$1,389,122	$1,032,601	74.3%

Segment operating income (loss):
Topgolf	$23,928	$—	$23,928	n/a	$52,086	$—	$52,086	n/a
Golf equipment	45,815	23,124	22,691	98.1%	228,825	148,782	80,043	53.8%
Apparel, gear and other	34,634	34,877	(243)	-0.7%	70,792	68,909	1,883	2.7%
Total segment operating income	104,377	58,001	46,376	80.0%	351,703	217,691	134,012	61.6%
Corporate G&A and other(1)	(28,367)	(17,512)	(10,855)	62.0%	(92,325)	(62,367)	(29,958)	48.0%
Total operating income	76,010	40,489	35,521	87.7%	259,378	155,324	104,054	67.0%
Gain on Topgolf investment(2)	—	—	—	n/a	252,531	—	252,531	n/a
Interest expense, net	(28,730)	(9,545)	(19,185)	201.0%	(75,063)	(29,444)	(45,619)	154.9%
Other income, net	2,958	2,232	726	32.5%	9,487	1,459	8,028	550.2%
Total income before income taxes	$50,238	$33,176	$17,062	51.4%	$446,333	$127,339	$318,994	250.5%

(1) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, including non-cash amortization expense for intangible assets acquired in connection with the Jack Wolfskin, TravisMathew and OGIO acquisitions. In addition, the amount for the three and nine months ended September 30, 2021 includes (i) $1.4 million and $20.1 million, respectively, of transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021; (ii) $5.4 million and $13.9 million, respectively, of non-cash amortization expense for intangible assets acquired in connection with the merger with Topgolf, combined with depreciation expense from the fair value step-up of Topgolf  property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases; and (iii) $0.5 million and $2.0 million, respectively, of costs related to the implementation of new IT systems for Jack Wolfskin. The amount for the three and nine months ended September 30, 2019 also includes $3.0 million and $13.2 million, respectively, of non-recurring transaction fees and transition costs associated with the acquisition of Jack Wolfskin completed in January 2019, as well as other non-recurring advisory fees.

(2) Amount represents a gain recorded to write up the Company's former investment in Topgolf to its fair value in connection with the merger.

CALLAWAY GOLF COMPANY
Supplemental Financial Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2021						2020
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Acquisition & Other Non- Recurring Items(3)	Tax Valuation Allowance(4)	Non- GAAP(5)	GAAP	Non-Cash Amortization(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Other Non- Recurring Items(3)	Non-GAAP
Net revenues	$856,461	$—	$—	$—	$—	$856,461	$475,559	$—	$—	$—	$475,559
Total costs and expenses	780,451	6,654	—	1,875	—	771,922	412,050	1,235	—	5,088	405,727
Income (loss) from operations	76,010	(6,654)	—	(1,875)	—	84,539	63,509	(1,235)	—	(5,088)	69,832
Other income/(expense), net	(25,772)	(941)	(2,663)	(306)	—	(21,862)	(5,717)	—	(2,415)	—	(3,302)
Income tax provision (benefit)	66,229	(1,823)	(639)	(523)	32,799	36,415	5,360	(284)	(555)	(1,170)	7,369
Net income (loss)	$(15,991)	$(5,772)	$(2,024)	$(1,658)	$(32,799)	$26,262	$52,432	$(951)	$(1,860)	$(3,918)	$59,161

Diluted earnings (loss) per share:	$(0.09)	$(0.03)	$(0.01)	$(0.01)	$(0.18)	$0.14	$0.54	$(0.01)	$(0.02)	$(0.04)	$0.61
Diluted weighted-average shares outstanding:	185,963	185,963	185,963	185,963	185,963	193,925	96,612	96,612	96,612	96,612	96,612

(1) Represents non-cash amortization expense of intangible assets in connection with the acquisitions of OGIO, TravisMathew and Jack Wolfskin. 2021 also includes non-cash amortization of Topgolf intangible assets, depreciation expense from the fair value step-up of Topgolf property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases and Topgolf debt, all recorded in connection with the Topgolf merger.

(2) Represents the non-cash amortization of the debt discount on the Company's convertible notes issued in May 2020.

(3) In 2021, non-recurring costs include transition costs associated with the Topgolf merger and costs related to the implementation of new IT systems for Jack Wolfskin. In 2020, non-recurring costs include costs associated with the Company's transition to its new North America Distribution Center, costs associated with the acquisition of Topgolf, implementation of new IT systems for Jack Wolfskin, and severance related to the Company's cost reduction initiatives.

(4) As Topgolf's losses exceed Callaway's income in prior years, the Company has recorded a valuation allowance against certain of its deferred tax assets until the Company can demonstrate sustained cumulative earnings.

(5)  Non-GAAP diluted earnings per share for the three months ended September 30, 2021 was calculated using the diluted weighted average outstanding shares, as earnings on a non-GAAP basis resulted in net income after giving effect to pro forma adjustments.

CALLAWAY GOLF COMPANY
Supplemental Financial Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2021						2020
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Acquisition & Other Non- Recurring Items(3)	Tax Valuation Allowance(4)	Non- GAAP	GAAP	Non-Cash Amortization and Impairment Charges(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Other Non- Recurring Items(3)	Non- GAAP(5)
Net revenues	$2,421,723	$—	$—	$—	$—	$2,421,723	$1,214,831	$—	$—	$—	$1,214,831
Total costs and expenses	2,162,345	17,620	—	22,086	—	2,122,639	1,288,091	177,861	—	12,526	1,097,704
Income (loss) from operations	259,378	(17,620)	—	(22,086)	—	299,084	(73,260)	(177,861)	—	(12,526)	117,127
Other income/(expense), net	186,955	(2,693)	(7,796)	251,820	—	(54,376)	(6,518)	—	(3,914)	—	(2,604)
Income tax provision (benefit)	98,119	(4,875)	(1,871)	(5,471)	38,983	71,353	6,580	(8,750)	(900)	(2,881)	19,111
Net income (loss)	$348,214	$(15,438)	$(5,925)	$235,205	$(38,983)	$173,355	$(86,358)	$(169,111)	$(3,014)	$(9,645)	$95,412

Diluted earnings (loss) per share:	$2.03	$(0.09)	$(0.03)	$1.37	$(0.23)	$1.01	$(0.92)	$(1.80)	$(0.03)	$(0.10)	$0.99
Diluted weighted-average shares outstanding:	171,194	171,194	171,194	171,194	171,194	171,194	94,207	94,207	94,207	94,207	96,055

(1) Represents non-cash amortization expense of intangible assets in connection with the acquisitions of OGIO, TravisMathew and Jack Wolfskin. 2021 also includes non-cash amortization of Topgolf intangible assets, depreciation expense from the fair value step-up of Topgolf property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases and Topgolf debt, all recorded in connection with the Topgolf merger. Additionally, in 2020 there was an impairment charge of $174.3 million related to Jack Wolfskin.

(2) Represents the non-cash amortization of the debt discount on the Company's convertible notes issued in May 2020.

(3) Acquisition and other non-recurring items in 2021 includes transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021, the recognition of a $252.5 million gain on the Company's pre-merger investment in Topgolf, and expenses related to the implementation of new IT systems for Jack Wolfskin. 2020 includes costs associated with the Company's transition to its new North America Distribution Center, costs associated with the acquisition of Topgolf, implementation costs related to new IT systems for Jack Wolfskin, and severance charges associated with workforce reductions due to the COVID-19 pandemic.

(4) As Topgolf's losses exceed Callaway's income in prior years, the Company has recorded a valuation allowance against certain of its deferred tax assets until the Company can demonstrate sustained cumulative earnings.

(5)  Non-GAAP diluted earnings per share for the nine months ended September 30, 2020 was calculated using the diluted weighted average outstanding shares, as earnings on a non-GAAP basis resulted in net income after giving effect to pro forma adjustments.

CALLAWAY GOLF COMPANY
Non-GAAP Reconciliation and Supplemental Financial Information
(Unaudited)
(In thousands)

	2021 Trailing Twelve Month Adjusted EBITDA					2020 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	December 31,	March 31,	June 30,	September 30,		December 31,	March 31,	June 30,	September 30,
	2020	2021	2021	2021	Total	2019	2020	2020	2020	Total
Net income (loss)	$(40,576)	$272,461	$91,744	$(15,991)	$307,638	$(29,218)	$28,894	$(167,684)	$52,432	$(115,576)
Interest expense, net	12,927	17,457	28,876	28,730	87,990	9,049	9,115	12,163	12,727	43,054
Income tax provision (benefit)	(7,124)	47,743	(15,853)	66,229	90,995	(2,352)	9,151	(7,931)	5,360	4,228
Depreciation and amortization expense	10,840	20,272	43,270	44,377	118,759	9,480	8,997	9,360	10,311	38,148
JW goodwill and trade name impairment(1)	—	—	—	—	—	—	—	174,269	—	174,269
Non-cash stock compensation and stock warrant expense, net	2,861	4,609	11,039	10,832	29,341	3,418	1,861	2,942	3,263	11,484
Non-cash lease amortization expense	(76)	872	2,103	2,792	5,691	(120)	264	207	(99)	252
Acquisitions & other non-recurring costs, before taxes(2)	8,607	(235,594)	3,274	1,875	(221,838)	4,090	1,516	5,856	4,402	15,864
Adjusted EBITDA	$(12,541)	$127,820	$164,453	$138,844	$418,576	$(5,653)	$59,798	$29,182	$88,396	$171,723

(1) In 2020, amounts include an impairment charge of $174.3 million related to Jack Wolfskin.

(2) In 2021, amounts include transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021, the recognition of a $252.5 million gain to step-up the Company's former investment in Topgolf to its fair value in connection with the merger, and expenses related to the implementation of new IT systems for Jack Wolfskin. In 2020, amounts include costs associated with the Company's transition to its new North America Distribution Center, costs associated with the acquisition of Topgolf, and the implementation of new IT systems for Jack Wolfskin, as well as severance related to the Company's cost reduction initiatives.

CALLAWAY GOLF COMPANY
Non-GAAP Reconciliation and Supplemental Financial Information
(Unaudited)
(In thousands)

	2019 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2019	2019	2019	2019	Total
Net income (loss)	$48,647	$28,931	$31,048	$(29,218)	$79,408
Interest expense, net	9,639	10,260	9,545	9,049	38,493
Income tax provision (benefit)	9,556	7,208	2,128	(2,352)	16,540
Depreciation and amortization expense	7,977	9,022	8,472	9,480	34,951
Non-cash stock compensation expense	3,435	3,530	2,513	3,418	12,896
Non-cash lease amortization expense	(140)	(9)	(36)	(120)	(305)
Acquisitions & other non-recurring costs, before taxes(1)	13,986	6,939	3,009	4,090	28,024
Adjusted EBITDA	$93,100	$65,881	$56,679	$(5,653)	$210,007

(1) Acquisitions and other non-recurring costs for the year ended December 31, 2019, include (i) $14.1 million of transaction and transition related costs associated with the acquisition of Jack Wolfskin, including banker's fees, legal fees, consulting fees, audit fees for SEC reporting requirements, valuation services associated with preparing Jack Wolfskin's opening balance sheet and travel expenses; (ii) the recognition of a $3.9 million foreign currency exchange loss primarily related to the re-measurement of a foreign currency contract established to mitigate the risk of foreign currency fluctuations on the purchase price of Jack Wolfskin, which was denominated in Euros; and (iii) consulting fees to address an activist investor. These amounts exclude any depreciation or amortization, which has been presented in a separate line above.

CALLAWAY GOLF COMPANY
2021 Adjusted EBITDA Guidance GAAP to Non-GAAP Reconciliation
(Unaudited)
(In millions)

Twelve Months Ended December 31, 2021

Net income	$271 - $276

Adjusted EBITDA(1)	$424 - $430

(1) Adjusted EBITDA excludes the following from forecasted net income: Interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, non-cash lease amortization expense, transaction and transition costs associated with the merger with Topgolf completed on March 8, 2021, the recognition of a $252.5 million gain to step-up the Company's former investment in Topgolf to its fair value in connection with the merger, and expenses related to the implementation of new IT systems for Jack Wolfskin and Topgolf. A forecast of each of these line items is not available without unreasonable efforts due to the variability of these items and the inability to predict them with certainty. Accordingly, we have not provided a further reconciliation of Adjusted EBITDA to GAAP net income.

CALLAWAY GOLF COMPANY
2021 Topgolf Adjusted EBITDA Guidance GAAP to Non-GAAP Reconciliation
(Unaudited)
(In millions)
Twelve Months Ended
December 31, 2021(1)
Topgolf segment income from operations(2)	$43

Topgolf Adjusted EBITDA(3)	$158

(1) Due to the timing of the Topgolf acquisition on March 8, 2021, Callaway's reported financial results for the twelve months ended December 31, 2021 will only include 10 months of Topgolf results in 2021.

(2) The Company does not forecast GAAP net income at the subsidiary level, but has provided Topgolf's forecasted segment income from operations as a relevant measurement of profitability. Segment income from operations does not include corporate general and administrative expenses not utilized by management in determining segment profitability, including non-cash amortization, interest expense and taxes as well as other non-cash and non-recurring items.

(3)  Topgolf forecasted Adjusted EBITDA excludes the following from forecasted segment income from operation: depreciation expense, non-cash stock compensation expense and non-cash lease amortization expense. A forecast of each of these line items is not available without unreasonable efforts due to the variability of these items and the inability to predict them with certainty. Accordingly, we have not provided a further reconciliation of Topgolf Adjusted EBITDA to Segment income from operations.